Exhibit 99.2

Carvana Announces Record First Quarter 2024 Results

Achieves positive Net Income margin and industry-leading Adjusted EBITDA margin while growing retail units 16% year-over-year
Sets new Q1 records on key profitability metrics: Net Income $49 million; Adjusted EBITDA $235 million
Carvana expects sequential increases in YoY retail unit growth rate and Adjusted EBITDA in Q21

PHOENIX – May 1, 2024 – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended March 31, 2024. Carvana’s complete first quarter 2024 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of its Investor Relations website.
“In the first quarter, we delivered our best results in company history, validating our long-held belief that Carvana’s online retail model can drive industry-leading profitability while delivering industry-leading customer experiences. We reached new Q1 milestones for all key profitability metrics while also growing 16% year over year,” says Ernie Garcia, Carvana Founder and Chief Executive Officer. “With these strong results, significant fundamental margin opportunities ahead, and a nationwide infrastructure that can support multiples of our current scale, we have never been more confident in our opportunity to become the largest and most profitable automotive retailer and to buy and sell millions of cars."
Q1 2024 Highlights
In Q1 2024, Carvana sold 91,878 retail units (+16% YoY) for total revenue of $3.061 billion (+17% YoY) while reaching new profitability milestones, including:
•Record Q1 Net Income of $49 million2 and Net Income margin of 1.6%
•Record Adjusted EBITDA of $235 million
•Record 7.7% Adjusted EBITDA margin, higher than all U.S. publicly traded automotive retailers in Q1
•Record GAAP Operating Income of $134 million
•Record Q1 Total Gross Profit per Unit ("GPU") of $6,432 (+$2,129 YoY) and Non-GAAP Total GPU of $6,802 (+$2,006 YoY)
In addition, Carvana’s Adjusted EBITDA now significantly exceeds capital expenditures and interest expense, and the company plans to pay cash interest on its 2028 and 2030 Senior Secured Notes on both semiannual payment dates in 2025.

Outlook
Looking toward the second quarter of 2024, Carvana expects the following as long as the environment remains stable:
•A sequential increase in its year-over-year growth rate in retail units, and
•A sequential increase in Adjusted EBITDA1
With strong results in Q1 and outlook for Q2, Carvana expects to comfortably deliver on its outlook of year-over-year growth in retail units sold and Adjusted EBITDA for FY 2024.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss).
2 Net income included a ~$75 million gain in the fair value of Carvana’s warrants to acquire Root common stock. This gain did not impact GPU or Adjusted EBITDA.

Conference Call Details
Carvana will host a conference call today, May 1, 2024, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, May 8, 2024, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 4829760#.
Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding our operational and efficiency initiatives, our strategy, expected gross profit per unit, forecasted results, potential infrastructure capacity utilization, efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, potential normalization of inventory, potential benefits from new technology, and our long-term financial goals and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues; our ability to utilize our available infrastructure capacity and realize the expected benefits therefrom, including increased margins and lower expenses; our ability to scale up our business; our ability to raise additional capital and our substantial indebtedness; our history of losses and ability to maintain profitability in the future; our ability to effectively manage our historical rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; the changes in prices of new and used vehicles; our ability to normalize our inventory or acquire desirable inventory; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA; Adjusted EBITDA Margin; Gross Profit, non-GAAP; and Total gross profit per retail unit, non-GAAP.
Adjusted EBITDA is defined as net income (loss) plus income tax provision (benefit), interest expense, other operating expense (income), net, other expense (income), net, depreciation and amortization expense in cost of sales and SG&A, goodwill impairment, share-based compensation expense in cost of sales and SG&A, and restructuring expense in cost of sales and SG&A expenses, minus revenue related to our Root Warrants and gain on debt extinguishment. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
Gross profit, non-GAAP is defined as GAAP gross profit plus depreciation and amortization expense in cost of sales, share-based compensation expense in cost of sales, and restructuring expense in cost of sales, minus revenue related to our Root Warrants. Total gross profit per retail unit, non-GAAP is Gross profit, non-GAAP divided by retail vehicle unit sales.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions, except per unit amounts)	Mar 31, 2023	Mar 31, 2024
Net income (loss)	$(286)	$49
Income tax benefit	(2)	(1)
Other income, net	(3)	(87)
Interest expense	159	173
Operating income (loss)	(132)	134
Other operating expense, net	1	1
Depreciation and amortization expense in cost of sales	44	39
Depreciation and amortization expense in SG&A expenses	49	43
Share-based compensation expense in SG&A expenses	15	23
Root warrant revenue	(5)	(5)
Restructuring expense	4	—
Adjusted EBITDA	$(24)	$235

Total revenues	$2,606	$3,061
Net income (loss) margin	(11.0)%	1.6%
Adjusted EBITDA margin	(0.9)%	7.7%

Gross profit	$341	$591
Depreciation and amortization expense in cost of sales	44	39
Root warrant revenue	(5)	(5)
Gross profit, non-GAAP	$380	$625

Retail vehicle unit sales	79,240	91,878
Total gross profit per retail unit	$4,303	$6,432
Total gross profit per retail unit, non-GAAP	$4,796	$6,802

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Over the past decade, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can choose from tens of thousands of vehicles, get financing, trade-in, and complete a purchase entirely online with the convenience of home delivery or local pick up in over 300 U.S. markets. Carvana’s vertically integrated platform is powered by its passionate team, unique national infrastructure, and purpose-built technology. Carvana is a Fortune 500 company and is proud to be recognized by Forbes as one of America’s Best Employers.
For more information, please visit www.carvana.com.

Investors:
Carvana
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investors@carvana.com

or

Media:
Carvana
press@carvana.com

Source: Carvana